EXHIBIT 10.15

                              THE MONSANTO COMPANY
            NON-EMPLOYEE DIRECTOR EQUITY INCENTIVE COMPENSATION PLAN
                 (As Amended And Restated Effective May 1, 2005)


     1. NAME OF PLAN. This plan shall be known as the "The Monsanto Company Non-Employee Director Equity Incentive Compensation Plan" and is hereinafter referred to as the "Plan."

     2. PURPOSES OF PLAN. The purposes of the Plan are to enable Monsanto Company, a Delaware corporation (the "Company"), to retain qualified persons to serve as Directors by providing for their compensation and permitting them to elect to defer a portion thereof, and to further align the interests of Directors with the interests of shareholders of the Company by providing them with equity-based compensation.

     3. EFFECTIVE DATE AND TERM. The Plan was established by the Board, effective as of September 20, 2000 (the "Effective Date"), and subsequently amended by the Board effective as of September 19, 2002 and December 3, 2003. The Effective Date of this amended and restated Plan is May 1, 2005. The Plan shall remain in effect until terminated by action of the Board, or until all Participants have received all amounts to which they are entitled hereunder, if earlier.

     4. DEFINITIONS. The following terms shall have the meanings set forth below:

     "Additional Retainer" means any additional retainer to which a Director is entitled under this Plan for service in a specified position, as set forth in
Section 6(a).

     "Annual Additional Retainer Amount" means the annualized value of the Additional Retainer to which a Director is entitled under this Plan as of any particular time.

     "Annual Basic Retainer Amount" means the annualized value of the Basic Retainer to which a Director is entitled under this Plan as of any particular time.

     "Annual Meeting" means an annual meeting of the shareholders of the Company.

     "Annual Retainer Amount" means the annualized value of the Retainer to which a Director is entitled under this Plan as of any particular time.

     "Basic Retainer" means the retainer to which each Director is entitled under this Plan for service on the Board, as set forth in Section 6(a).

     "Beneficiaries" has the meaning set forth in Section 7(b)(iii).

     "Beneficiary Designation" has the meaning set forth in Section 7(b)(iii).


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     "Board" means the Board of Directors of the Company.

     "Cash Account" has the meaning set forth in Section 7(a).

     "Chairman" means the Chairman of the Board.

     The "Committee" means the committee that administers the Plan, as more fully defined in Section 12.

     "Common Stock" means the Company's common stock, par value $ 0.01 per share.

     The "Company" has the meaning set forth in Section 2.

     "Crediting Date" has the meaning set forth in Section 6(c)(iii).

     "Current Cash" has the meaning set forth in Section 6(a).

     "Deferral Account" means a bookkeeping account maintained by the Company for a Director representing the Director's interest in the stock units or cash credited to such account pursuant to Sections 6 and 7.

     "Deferred Cash" has the meaning set forth in Section 6(a).

     "Deferred Stock" means shares of Common Stock credited to a Stock Unit Account pursuant to Section 6(c)(ii) and Section 7 and later delivered pursuant to Section 7.

     "Delivery Election" has the meaning set forth in Section 7(b)(i).

     "Director" means an individual who is a non-employee member of the Board.

     The "Dividend Equivalent" for a given dividend or distribution means a number of shares (or fractions of a share) of Common Stock having a Value, as of the date such Dividend Equivalent is credited to a Stock Unit Account, equal to the amount of cash, plus the fair market value on the date of distribution of any property, that is distributed with respect to one share of Common Stock pursuant to such dividend or distribution; such fair market value to be determined by the Committee in good faith.

     "Elective Amount" has the meaning set forth in Section 6(a).

     "Exchange Act" means the Securities Exchange Act of 1934.

     The "Initial Participation Date" for a Participant means the first day on which he or she became a Participant.

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     The "Interest  Rate" for a calendar year means the average Moody's Baa Bond
Index Rate, as in effect from time to time.

     "Long-Term Incentive Plan" means the Monsanto Company Long-Term Incentive Plan (formerly known as the Monsanto 2000 Management Incentive Plan).

     "Month" means a calendar month.

     "Participant" has the meaning set forth in Section 5.

     "Periodic Election" has the meaning set forth in Section 6(a).

     "Plan" has the meaning set forth in Section 1.

     "Plan Year" means (1) each period beginning on the date of an Annual Meeting and ending on the day before the date of the next Annual Meeting, up to and including the period ending on April 23, 2003 (which is the day before the date of the 2003 Annual Meeting), (2) the period from April 24, 2003 (which is the date of the 2003 Annual Meeting) through August 31, 2004 (the "Transition Plan Year"), and (3) each subsequent period that begins on a September 1 and ends on the following August 31.

     "Required Deferred Stock Amount" has the meaning set forth in Section 6(a).

     "Restricted  Stock" means shares of Common Stock granted in accordance with
Section 6(c)(ii).

     "Retainer" means the sum of the Basic Retainer and any Additional Retainer to which a Director is entitled under this Plan.

     The "Retainer Increase" for a Participant means the amount by which the Participant's Retainer for the Transition Plan Year is increased as a result of the amendments to Section 6(a) that take effect as of December 3, 2003.

     "Section" means a section of the Plan except where otherwise specifically indicated.

     "Starting Date" has the meaning set forth in Section 7(b)(i).

     "Stock Unit Account" has the meaning set forth in Section 7(a).

     "Term" means the term of years for which a Participant has been elected a Director.

     The "Termination Date" for a Participant is the date his or her service as a Director terminates for any reason.

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     The  "Transition  Plan Year" has the meaning set forth in clause (2) of the definition of "Plan Year" above.

     The "Value" of a share of Common Stock shall mean the average of the highest and lowest per-share sales prices for the shares of Common Stock during normal business hours on the New York Stock Exchange for the immediately preceding date, or if the shares of Common Stock were not traded on the New York Stock Exchange on such date, then on the next preceding date on which the shares were traded, all as reported by such source as the Committee may select.

     5. ELIGIBLE PARTICIPANTS. Each individual who is a Director on the Effective Date or becomes a Director thereafter while the Plan is in effect shall be a participant ("Participant") in the Plan.

     6. DIRECTOR COMPENSATION. (a) GENERAL. In consideration for his or her services as a Director, each Participant shall receive an annual value equal to the Basic Retainer plus any Additional Retainer that may apply, in the forms provided for in this Plan. Effective as of May 1, 2005, the Annual Basic Retainer Amount for all Directors shall be $150,000, and the Annual Additional Retainer Amount for a Director shall be, as applicable: (i) for service as a non-employee Chairman of the Company, $40,000; (ii) for service as the Chair of the People and Compensation Committee of the Board, the Chair of the Audit and Finance Committee of the Board or the Chair of the Nominating and Corporate Governance Committee of the Board, $25,000; (iii) for service as the Chair of the Public Policy and Corporate Responsibility Committee of the Board or the Chair of the Science and Technology Committee of the Board, $15,000; and (iv) for service as a member of the Audit and Finance Committee of the Board other than the Chair of such committee, $10,000; provided, however, that the Board may specify different Annual Basic Retainer Amounts and/or different Annual Additional Retainer Amounts from time to time. If a Director serves in more than one of the positions listed in the preceding sentence, he or she shall receive an aggregate Additional Retainer equal to the sum of the applicable amounts specified in the preceding sentence for each such position. Any increase or decrease in a Director's Annual Retainer Amount that results from a change in the Director's position(s) shall take effect as of the first day of the Month in which the change in position occurs, and the Retainer actually paid or provided to the Director under this Plan shall be adjusted appropriately, pro-rata based upon the number of Months in the Plan Year from and after the Month in which the change occurs.

     Retainers shall be provided as follows: (i) half of each Retainer (the "Required Deferred Stock Amount") shall take the form of Deferred Stock, as more fully set forth in Section 6(c); and (ii) the other half of each Retainer (the "Elective Amount") shall take the form of (A) cash paid currently ("Current Cash") or deferred cash ("Deferred Cash"), as more fully set forth in Section
6(b), or (B) Restricted Stock or additional Deferred Stock, as more fully set forth in Section 6(c), or a combination thereof. Effective as of December 3, 2002, Directors shall no longer be permitted to elect to have Retainers provided in the form of options to purchase shares of Common Stock.

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     Each Participant shall be provided with the opportunity, in accordance with procedures established by the Committee from time to time, to make an election with respect to each Plan Year during which he or she is a Participant (a
"Periodic  Election")   specifying  what  percentages,   in  increments  of  one
percentage point, of the Elective Amount for such Plan Year will be provided to the Participant in the form of Current Cash, Deferred Cash, Restricted Stock and Deferred Stock. A Periodic Election or any revocation thereof or change thereto shall take effect for the first Plan Year that begins more than one Month after it is filed; provided, that in the case of an individual whose Initial Participant Date is other than the first day of a Plan Year, a Periodic Election shall take effect for the portion of the Plan Year following the Initial Participation Date so long as it is filed with the Committee no later than 30 days after the Initial Participation Date. Unless and until a Periodic Election takes effect for a Participant, he or she shall receive the entire Elective Amount in the form of Current Cash. Once made, a Periodic Election shall be irrevocable as to the first Plan Year to which it applies (regardless of whether a Participant's Annual Retainer Amount changes during the Plan Year), and shall remain in effect for all future Plan Years unless and until the Participant timely revokes or changes the Periodic Election with respect to a future Plan Year.

     Each non-employee Director shall receive a grant of 3,000 shares of restricted Common Stock upon his or her commencement of service as a member of the Board, upon such terms and conditions as approved by the Board.

     (b) CASH. The portion, if any, of the Elective Amount for a particular Plan Year that the Participant elects to have paid in Current Cash shall be paid, and the portion, if any, of the Elective Amount for a particular Plan Year that the Participant elects to have paid in Deferred Cash shall be credited to a Cash Account maintained by the Company pursuant to Section 7 below, in each case in substantially equal monthly installments on the last day of each Month that occurs during the Plan Year for which it is paid or credited (as applicable), but in each case only if the Participant remains a Director on that day. If a Participant's Termination Date occurs other than on the last day of a Month, the Participant shall forfeit any Current Cash and any Deferred Cash attributable to periods following the last day of the preceding Month.

     (c) STOCK. (i) The portion, if any, of the Elective Amount that the Participant elects to have provided in Restricted Stock shall be issued, as of the applicable Crediting Date, in the name of the Participant in the form of a number of shares of Common Stock having a Value, as of the applicable Crediting Date, equal to the amount of such portion. Such shares shall be forfeitable and nontransferable, until they vest in accordance with the provisions of Section 6(c)(iv). Dividends and other distributions with respect to Restricted Stock that has not yet vested as of the record date therefore shall vest together with the related Restricted Stock. The Restricted Stock shall be issued to Participants in accordance with procedures established by the Committee, and shall become transferable by Participants when and as it vests.

     (ii) The Required Deferred Stock Amount for a particular Plan Year and the portion, if any, of the Elective Amount for that Plan Year that a Participant elects to have provided in Deferred Stock, shall be provided to the Participant by crediting as of the applicable Crediting Date, to a Stock Unit Account maintained by the Company pursuant to Section 7, a number of stock units

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representing  hypothetical  shares of  Common  Stock  having a Value,  as of the applicable Crediting Date, equal to the Required Deferred Stock Amount to which the Participant is entitled and the portion, if any, that the Participant has elected to have provided in Deferred Stock. Such Deferred Stock shall vest as set forth in Section 6(c)(iv).

     (iii) The Deferred Stock and any Restricted Stock to be provided to a Participant for a particular Plan Year shall be determined, the appropriate amount of Deferred Stock shall be credited, and, if applicable, the appropriate amount of Restricted Stock shall be issued, as of the first day of that Plan Year, based upon the Annual Retainer Amounts as in effect on that day. In the case of an individual whose Initial Participation Date is not the first day of a Plan Year, the Deferred Stock and any Restricted Stock to be provided to a Participant for the Plan Year that includes the Initial Participation Date shall be determined, the appropriate amount of Deferred Stock shall be credited, and, if applicable, the appropriate amount of Restricted Stock shall be issued, as of the last day of the Month that includes the Initial Participation Date, based upon the Annual Retainer Amounts as in effect on the Initial Participation Date. If the Annual Retainer Amount of a Participant increases during a Plan Year, an additional amount of Deferred Stock and, if applicable, Restricted Stock shall be determined, the appropriate amount of Deferred Stock shall be credited, and, if applicable, the appropriate amount of Restricted Stock shall be issued, as of the last day of the Month in which such increase takes effect. Each date on which Deferred Stock is to be credited or Restricted Stock is to be issued is referred to as a "Crediting Date." If the Annual Retainer Amount of a Participant decreases during a Plan Year, a number of whole shares of the Deferred Stock and, if applicable, Restricted Stock previously issued or credited to that Participant during that Plan Year shall be forfeited, to reflect as nearly as possible the resulting decrease in the aggregate Retainer to which the Participant will in fact be entitled for that Plan Year.

     (iv) The Deferred Stock and any Restricted Stock provided to a Participant as of the first day of a particular Plan Year shall vest in substantially equal monthly installments on the last day of each Month during the Plan Year for which they were granted, pro-rata based upon the percentage of the Plan Year that is attributable to such Month, and any Deferred Stock and Restricted Stock provided to a Participant as of any other Crediting Date shall vest in substantially equal monthly installments on the last day of each Month during the portion of the Plan Year that follows such Crediting Date, pro-rata based upon the percentage of such portion of the Plan Year that is included in such Month; but in each case only if the Participant remains a Director on the last day of such Month; provided, that if a Participant's Termination Date occurs other than on the last day of a Month, the Participant shall forfeit any Restricted Stock or Deferred Stock that is attributable to periods following the last day of the preceding Month; and provided, further, that the number of shares with respect to which Restricted Stock and/or Deferred Stock vests on a particular day shall be rounded to the nearest whole number of shares, if necessary to avoid vesting with respect to a fractional share.

     (d) SPECIAL TRANSITION RULES RELATING TO RETAINER INCREASE AND OTHER CHANGES TO SECTION 6. The provisions of Section 6 of this amended and restated Plan shall not apply with respect to Deferred Stock, Restricted Stock and options to purchase shares of Common Stock granted before December 3, 2003, nor with respect to Current Cash and Deferred Cash paid or credited before December 3, 2003. The provisions of Section 6 of this amended and restated Plan shall,

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however,  apply  with  respect  to the  Retainer  Increases  as  well  as to all
Retainers for Plan Years subsequent to the Transition Plan Year. The Periodic Elections that were in effect as of the beginning of the Transition Plan Year shall apply to the Retainer Increases, and no change or revocation to such Periodic Elections shall be effective as to the Retainer Increases.

     7. (a) DEFERRAL ACCOUNTS. The Company shall maintain a "Stock Unit Account" for each Participant with respect to that Participant's Deferred Stock and, for a Participant who makes a Periodic Election to receive Deferred Cash, a "Cash Account," and shall make credits to these Deferral Accounts as provided in
Section 6 and this Section 7. Whenever a dividend is paid or other distribution made with respect to the Common Stock, each Stock Unit Account shall be credited with a number of shares of Common Stock having a Value, as of the date such dividend is paid or such distribution is made, equal to (i) the number of stock units in such Stock Unit Account as of the record date for such dividend or distribution multiplied by (ii) the Dividend Equivalent for such dividend or other distribution. The shares so credited with respect to Deferred Stock that has not vested as of the record date for the dividend or distribution shall vest as and when such Deferred Stock vests. Each Cash Account shall accrue interest on the balance therein at the Interest Rate, to be credited and compounded monthly.

     (b) DELIVERY OF ACCOUNT BALANCES. (i) Each Participant shall be provided the opportunity to elect, in accordance with procedures established by the Committee, the manner in which his or her Deferral Account balances will be distributed on or after his or her Termination Date (each such election, a "Delivery Election"). A separate Delivery Election may be made with respect to each amount of cash credited to a Cash Account pursuant to a single Periodic Election and each amount of stock units credited to a Stock Unit Account pursuant to a single Periodic Election. Each such Delivery Election may call for
(A) delivery in a single sum or in annual installments over a period of up to ten years, on or beginning on the later of (1) the Termination Date and (2) the date that is six months after the Delivery Election is made or (B) deferred delivery in a single sum on a specified date that is not more than ten years after the Termination Date (in either case, the date on which delivery is to be made or is to begin is referred to as the "Starting Date").

     (ii) The stock units in a Participant's Stock Unit Account and/or the cash in a Participant's Cash Account, as applicable, shall be delivered on or beginning on the Starting Date in accordance with the Participant's applicable Delivery Elections. In the case of deliveries from a Stock Unit Account, such delivery shall be made in the form of stock representing a number of shares of Common Stock equal to the number of stock units as and when they are to be delivered; provided, that if the number of shares to be delivered on any particular date included a fractional share, such number of shares shall be rounded down to the nearest whole number, and if such delivery is the last to be made to the Participant, the Company shall pay the Participant cash in an amount equal to the Value of such fractional share on the date of delivery. If any such stock units or cash are to be delivered after the Participant has died or become legally incompetent, they shall be delivered to the Participant's Beneficiary or legal guardian, as the case may be, in accordance with the foregoing.

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     (iii) Participants shall be provided with the opportunity to designate,  in accordance with procedures to be established by the Committee, the person or persons ("Beneficiaries") who will receive distributions of his or her interests in the Plan upon the death of the Participant (a "Beneficiary Designation"). Once made, a Beneficiary Designation or Delivery Election may be superseded by another Beneficiary Designation or Delivery Election (as applicable) or revoked in writing by the Participant. However, in order for any initial or superseding Delivery Election or revocation thereof to be valid, it must be received by the Committee before the Participant's Termination Date, and it shall in any event be subject to the approval of the Board or of a committee of the Board if the Committee determines that such approval is required in order for such Delivery Election and/or transactions resulting therefrom to be exempt under Rule 16b-3 under Section 16 of the Exchange Act. In the case of multiple Beneficiary Designations, Delivery Elections and/or revocations by any Participant, the most recent valid Beneficiary Designation, Delivery Election or revocation (as applicable) in effect as of the date of death or Termination Date, as applicable, shall be controlling. If a Participant does not have a valid Beneficiary Designation in effect as of the date of his or her death, his or her Beneficiary shall be his or her estate. If a Participant does not have a valid Delivery Election in effect as of his or her Termination Date with respect to any portion of his or her Cash Account or Stock Unit Account, he or she shall be deemed to have made an election to receive such portion in a single lump sum as of his or her Termination Date.

     8. DELIVERY OF SHARES; VOTING AND OTHER RIGHTS. The shares delivered to a Participant pursuant to Section 6 or 7 above shall be issued in the name of the Participant, and the Participant shall be entitled to all rights of a shareholder with respect to Common Stock for all such shares issued in his or her name, including the right to vote the shares, and the Participant shall receive all dividends and other distributions paid or made with respect thereto from and after the date of such issuance, except as specifically provided in
Section 6(c)(i).

     9. GENERAL RESTRICTIONS. (a) Notwithstanding any other provision of the Plan or agreements or certificates created pursuant thereto, the Company shall not be required to issue or deliver any shares of Common Stock under the Plan prior to fulfillment of all of the following conditions:

     (i) Listing or approval for listing upon official notice of issuance of such shares on the New York Stock Exchange, or such other securities exchange as may at the time be a market for the Common Stock;

     (ii) Any registration or other qualification of such shares under any state or federal law or regulation, or the maintaining in effect of any such registration or other qualification which the Committee shall, in its absolute discretion upon the advice of counsel, deem necessary or advisable; and

     (iii) Obtaining any other consent, approval, or permit from any state or federal governmental agency which the Committee shall, in its absolute discretion after receiving the advice of counsel, determine to be necessary or advisable.

     (b) Nothing contained in the Plan shall prevent the Company from adopting other or additional compensation arrangements for the Participants.

     (c) Except as specifically provided in the Plan with respect to Beneficiary Designations, no Participant or Beneficiary shall have the right to assign, pledge or otherwise dispose of his or her interest in any Deferral Account, nor shall the interest of a Participant or Beneficiary therein be subject to garnishment, attachment, transfer by operation of law, or any legal process.

     (d) The Plan is intended to constitute an unfunded plan for incentive and deferred compensation of Directors, and the rights of Directors with respect to Deferral Accounts under the Plan shall be those of general creditors of the Company. The Committee may authorize the creation of trusts or other arrangements to meet the obligations created under the Plan to deliver Common Stock or make payments, so long as the existence of such trusts or other arrangements is consistent with the unfunded status of the Plan.

     10.  NUMBER  AND  SOURCE  OF  SHARES  AVAILABLE.  All  Deferred  Stock  and
Restricted Stock provided for under the Plan shall automatically be granted under the Long Term Incentive Plan, and shall reduce the number of shares available for awards under the Long Term Incentive Plan. Sections 5.1, 5.3, and
5.4 of the Long Term Incentive Plan shall apply with respect to awards made under the Plan.

     11. CHANGE IN CAPITAL STRUCTURE. (a) In the event that there is, at any time after the Board adopts the Plan, any change in the Common Stock by reason of any stock dividend, stock split, combination of shares, exchange of shares, warrants or rights offering to purchase Common Stock at a price below its fair market value, reclassification, recapitalization, merger, consolidation, spin-off or other change in capitalization of the Company, appropriate adjustment shall be made in the number and kind of shares or other property held in the Stock Unit Accounts (taking into account whether any Dividend Equivalent is credited to the Stock Unit Accounts in connection therewith), and any other relevant provisions of the Plan by the Committee, whose determination shall be binding and conclusive on all persons. Options and Restricted Stock granted pursuant to the Plan and the Long Term Incentive Plan shall be subject to adjustment pursuant to Section 6 of the Long Term Incentive Plan.

     (b) If the shares of Common Stock credited to the Stock Unit Accounts are converted pursuant to this Section 11 into cash or another form of property, references in the Plan to the Common Stock shall be deemed, where appropriate, to refer to such cash or other form of property, with such other modifications as may be required for the Plan to operate in accordance with its purposes. Without limiting the generality of the foregoing, references to delivery of certificates for shares of Common Stock shall be deemed to refer to delivery of cash and the incidents of ownership of any other property held in the Stock Unit Accounts.

     12. ADMINISTRATION; AMENDMENT. (a) The Plan shall be administered by a committee consisting of the Chief Financial Officer, the General Counsel and the

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Vice President of the Company  responsible for Human Resources (or the holder of any successor officer position thereto) (the "Committee"), which shall have full authority to construe and interpret the Plan, to establish, amend and rescind rules and regulations relating to the Plan, and to take all such actions and make all such determinations in connection with the Plan as it may deem necessary or desirable, including without limitation the determination of life expectancies and other assumptions and information to be used in determining the effect of Delivery Elections.

     (b) The Board may from time to time make such amendments to the Plan as it may deem proper and in the best interest of the Company, and it may terminate the Plan at any time.

     13. MISCELLANEOUS. (a) Nothing in the Plan shall be deemed to create any obligation on the part of the Board to nominate any Director for reelection by the Company's shareholders or to limit the rights of the shareholders to remove any Director.

     (b) The Company shall have the right to require, prior to the issuance or delivery of any cash or shares of Common Stock pursuant to the Plan, that a Director make arrangements satisfactory to the Committee for the withholding of any taxes required by law to be withheld with respect to the issuance or delivery of such cash or shares, including without limitation by the withholding of shares that would otherwise be so issued or delivered, by withholding from any other payment due to the Director, or by a cash payment to the Company by the Director.

     14. GOVERNING LAW. The Plan and all actions taken thereunder shall be governed by and construed in accordance with the laws of the State of Delaware.


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